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Exhibit 10.5

LEASE MODIFICATION AGREEMENT

    Lease Amendment made as of January 31, 2001, by and between 29 WEST THIRTY LLC, the landlord of premises known as 29 West 30th Street, New York, New York (hereinafter called "Landlord"), and NARA BANK, N.A., the present tenant of the entire ground floor (except lobby and/or common areas) entire second floor and entire basement (hereinafter called "Tenant").

W I T N E S S E T H:

    WHEREAS, Landlord and Tenant entered into a lease on October 12, 2000, for a fifteen year period ending on October 31, 2015 (hereinafter called the "Lease"); and

    WHEREAS, the Lease provided for the Landlord's option to require the Tenant to lease the entire third floor of the 29 West 30th Street, New York, New York premises (hereinafter called the "premises") from the Landlord on terms provided for in said Lease, provided said third floor became available for Tenant's occupancy prior to December 31, 2001; and

    WHEREAS, the third floor will become available for Tenant's occupancy prior to March 15, 2001, and the Landlord desires to and opts to lease said third floor space to the Tenant and the Tenant desires to lease said third floor space from the Landlord on the terms as provided for in the Lease and which are more fully described herein.

    NOW THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration exchanged by and between the parties hereto,

IT IS AGREED AS FOLLOWS:

    1.  The option contained in Paragraph 100 of the Lease rider is hereby exercised by Landlord and agreed to by Tenant so that Tenant does hereby lease the entire third floor space at the premises. The commencement date of said leasing of the third floor space shall be March 15, 2001.

    2.  The term of the lease of said third floor space shall be from March 15, 2001 through March 31, 2011, with a further option extending said third floor lease until October 31, 2015 that may be exercised by either Landlord or Tenant.

    3.  The non-rent schedule portion of Paragraph 52 is modified to read as follows:

  "The base annual rental rate for the premises before the payment of any additional rentals as provided for in this lease, to be paid on the first day of each calendar month, shall be as listed as below and said base rent shall be increased by escalations of 5% per year as listed below. There shall be additional rentals required to be paid by the tenant as a labor and maintenance surcharge of 5% as well as the tenant's real estate tax contribution of 28.5% in excess of the 2000/2001 base year real estate taxes. No representation is made as to the amount of actual square footage leased to tenant."

    In addition to the base rent as set forth in the rent schedule in Paragraph 52 of the lease for Tenant's occupancy of the ground floor, second floor and basement of the 29 West 30th Street, New

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York, New York premises, Tenant shall pay the following base rent for its third floor occupancy as well as any additional rentals set forth in the lease:

Period	Per Month	Per Year	Yearly Surcharge for Labor & Maintenance
March 15, 2001 to March 31, 2001	$7,500.00		$375.00
April 1, 2001 to March 31, 2002	$15,000.00	$180,000.00	$9,000.00
April 1, 2002 to March 31, 2003	$15,750.00	$189,000.00	$9,450.00
April 1, 2003 to March 31, 2004	$16,537.50	$198,450.00	$9,922.50
April 1, 2004 to March 31, 2005	$17,364.38	$208,372.50	$10,418.63
April 1, 2005 to March 31, 2006	$18,232.59	$218,791.13	$10,939.56
April 1, 2006 to March 31, 2007	$19,144.22	$229,730.68	$11,486.53
April 1, 2007 to March 31, 2008	$20,101.43	$241,217.22	$12,060.86
April 1, 2008 to March 31, 2009	$21,106.51	$253,278.08	$12,663.90
April 1, 2009 to March 31, 2010	$22,161.83	$265,941.98	$13,297.10
April 1, 2010 to March 31, 2011	$23,269.92	$279,239.08	$13,961.95

    4.  Paragraph 62 of the Lease is amended so that Tenant's real estate tax contribution shall be increased by 8.5% to a total of 28.5% of the annual real estate taxes paid by the Landlord that is in excess of the real estate taxes paid by the Landlord for the fiscal year at the lease inception (2000/2001 fiscal year).

    5.  Paragraph 53 of the Lease Rider is amended so that Tenant is to increase the security deposit at the execution of this Lease Amendment from $96,666.66 to $126,666.66 and paragraph 53 is modified to read as follows:

  "At the time of the execution of this lease modification, Tenant shall deposit with the landlord two months security representing the first two month's rental as set forth in the rental schedule of Paragraph 52 ($48,333.33 × 2 = $96,666.66) and two months security representing the first full two months of rental of the third floor ($15,000.00 × 2 = $30,000.00) for a total of $126,666.66. Landlord shall deposit said security in an interest bearing account with interest less 1% administrative fee payable to tenant annually."

    6.  The Tenant shall have the right to sublet the third floor space with the consent of the Landlord, which consent shall not be unreasonably withheld. However, Tenant may not sublet the third floor space to tenants already occupying space in the 29 West 30th Street, New York, New York, building.

    7.  The Tenant takes the third floor premises in their present "as is" condition and Landlord makes no representation or warranty as to the condition or the permitted use of same.

    8.  The Lease term is modified so as to have commenced on November 1, 2000 and to end on October 31, 2010.

    However, the lease shall be deemed extended for an additional five year period ending October 31, 2015 at the option of either the Landlord or the Tenant by either one of them giving the other party written notice of said party's desire to exercise the mandatory renewal option. It shall be an obligation of the other party to whom the renewal notice has been given to accept the lease renewal extension. The rental during the five year lease extension for the ground floor, second floor and basement shall be

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as contained in the Lease rent schedule (Paragraph 52) and the rental during the four year seven month extension for the third floor shall be as set forth below.

    All of the terms of the lease shall continue in effect for said Lease renewal term.

    In the event either party, the Landlord or the Tenant, fail to notify the other of the of the exercise of their respective options to renew and the Tenant remains in possession and the Landlord does not initiate a holdover proceeding, then it shall be deemed that both parties exercised the renewal option even though no written notice exercising the renewal option was sent and the lease shall continue in effect for the renewal period ending October 31, 2015. The renewal option is for all of the space leased by the Tenant, which said space includes the basement, ground floor, second floor and third floor.

    The base rental and additional rental for the third floor space for the renewal period shall be as follows:

Period	Per Month	Per Year	Yearly Surcharge for Labor & Maintenance
April 1, 2011 to March 31, 2012	$24,433.42	$293,201.03	$14,660.05
April 1, 2012 to March 31, 2013	$25,655.09	$307,861.09	$15,393.05
April 1, 2013 to March 31, 2014	$26,937.85	$323,254.14	$16,162.71
April 1, 2014 to March 31, 2015	$28,284.74	$339,416.85	$16,970.84
April 1, 2015 to October 31, 2015	$29,698.97	$356,387.69	$17,819.38
		(to be pro rated)

    9.  Except as herein specifically modified, all of the other terms and conditions of the Lease remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have set their hands and seals the date first above written.

29 WEST THIRTY LLC
BY:	/s/ [ILLEGIBLE] Name: [ILLEGIBLE] Title: [ILLEGIBLE]
NARA BANK, N.A.
BY:	/s/ NANI THANAWALA Name: Nani Thanawala Title: Vice President & Controller

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STANDARD FORM OF STORE LEASE
The Real Estate Board of New York, Inc.

    Agreement of Lease, made as of this 12th day of Oct. 2000, between 29 West Thirty LLC, of 21 Windsor Drive, Old Westbury, NY 11568 party of the first part, hereinafter referred to as OWNER, and Nara Bank, N.A. a duly licensed bank authorized to do business in New York State, of 29 West 30th Street New York, NY party of the second part, hereinafter referred to as TENANT,

    Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner the entire ground floor except for lobby and/or common areas, entire second floor and entire basement in the building known as 29 West 30th Street in the Borough of Manhattan, City of New York, for the term of fifteen (15) years (or until such term shall sooner cease and expire as hereinafter provided) to commence on the 1st day of November two thousand, and to end on the 31st day of October two thousand and fifteen and both dates inclusive, at an annual rental rate of see rider annexed hereto which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first    monthly installment(s) on the execution hereof (unless this lease be a renewal).

    In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

    The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:

    1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy:

    2. Tenant shall use and occupy demised premises for use as a bank and related offices and for no other purpose. Tenant shall at all times conduct its business in a high grade and reputable manner, shall not violate Article 37 hereof, and shall keep show windows and signs in a neat and clean condition.

Alterations:

    3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved in each instance by Owner. Tenant shall, before making any alterations, additions, installations, or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanics lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within 30 days thereafter, at Tenant's expense, by payment or filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's rights thereto and to have them removed by Tenant, in which event, the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installation as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner at Tenant's expense.

Repairs:

    4. Owner shall maintain and repair the public portions of the building, both exterior and interior, except that if Owner allows Tenant to erect on the outside of the building a sign or signs, or a hoist, lift or sidewalk elevator for the exclusive use of Tenant, Tenant shall maintain such exterior installations in good appearance and shall cause the same to be operated in a good and workmanlike manner and shall make all repairs thereto necessary to keep same in good order and condition, at Tenant's own cost and expense, and shall cause the same to be covered by the insurance provided for hereafter in Article 8. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein, and the sidewalks adjacent thereto, and at its sole cost and expense, make all non-structural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty, excepted. If the demised premises be or become infested with vermin, Tenant shall at Tenant's expense, cause the same to be exterminated from time to time to the satisfaction of Owner. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for the diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building including the erection or operation of any crane, derrick or sidewalk shed, or in or to the demised premises or the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall be not entitled to any set off or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other Casualty which are dealt with in Article 9 hereof.

Window Cleaning:

    5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from outside in violation of Section 202 of the New York State Labor law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance:

    6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters or the Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, and with respect to the portion of the sidewalk adjacent to the premises, if the premises are on the street level, whether or not arising out of Tenant's use or manner of use thereof, or with respect to the building if arising out of Tenant's use or manner of use of the premises or the building (including the use permitted under the lease). Except as provided in Article 29 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner. Tenant shall pay all costs, expenses, fines, penalties or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article. If the fire insurance rate shall, at the beginning of the lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant, to comply with the terms of this article. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to said premises.

Subordination:

    7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Tenant's Liability Insurance Property Loss, Damage, Indemnity:

    8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. Tenant agrees, at Tenant's sole cost and expense, to maintain general public liability insurance in standard form in favor of Owner and Tenant against claims for bodily injury or death or property damage occurring in or upon the demised premises, effective from the date the Tenant enters into possession and during the term of this lease. Such insurance shall be in an amount and with carriers acceptable to the Owner. Such policy or policies shall be delivered to the Owner. On Tenant's default in obtaining or delivering any such policy or policies or failure to pay the charges therefor, Owner may secure or pay the charges for any such policy or policies and charge the Tenant as additional rent therefor. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agent, contractors, employees, invitees, or licensees, of any covenant on condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire, and Other Casualty:

    9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant given within 90 days after such fire or casualty or 30 days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Owner's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

    10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term and provided further such claim does not reduce Owner's award.

Assignment, Mortgage, Etc.:

    11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate tenant or the majority partnership interest of a partnership tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of the covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:

    12. Rates and conditions in respect to submetering or rent inclusions, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:

    13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building or which Owner may elect to perform, in the premises, following Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein, provided they are concealed within the walls, floors or ceiling, wherever practicable. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants and may, during said six months period, place upon the demised premises the usual notice "To Let" and "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder. Owner shall have the right at any time, without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the building and to change the name, number or designation by which the building may be known.

Vault, Vault Space, Area:

    14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license is revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:

    15. Tenant will not at any time use or occupy the demised premises in violation of Articles 2 or 37 hereof, or of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations whether or not of record.

Bankruptcy:

    16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Landlord by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall therafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

    (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default:

    17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under Section 365 of Title II of the U.S. Code (Bankruptcy Code); or if Tenant shall fail to move into or take possession of the premises within thirty (30) days after the commencement of the term of this lease, of which fact Owner shall be the whole judge; then, in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced curing such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days, this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

    (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

Remedies of Owner and Waiver of Redemption:

    18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or other wise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration. (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgement, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant or any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity, Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses:

    19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, after notice if required and upon expiration of any applicable grace period if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder, and if Owner, in connection therewith or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney's fees, in instituting, prosecuting or defending any actions or proceeding and prevails in any such action or proceeding, such sums so paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor, and if Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

No Representations by Owner:

    20. Neither Owner nor Owner's agent have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition, and agrees to take the same 'as is' and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

    21. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

    22. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceable and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 33 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

    23. if Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent is payable hereunder shall be abated (provided Tenant is not responsible for the inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in the condition required by this lease. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease except the obligation to pay the fixed annual rent set forth in page one of this lease. The provision of this a      are intended to constitute "an express provision to the contrary" within the meaning of Section 223 of the New York Real Property Law.

No Waiver:

    24. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed in acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury:

    25. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, including a counterclaim under Article 4 except for statutory mandatory counterclaims.

Inability to Perform:

    26. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures or other materials if Owner is prevented or delayed from so doing by reason of strike or labor troubles, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of which have been or are affected, either directly or indirectly, by war or other emergency, or when, in the judgement of Owner, temporary interruption of such services is necessary by reason of accident, mechanical breakdown, or to make repairs, alterations or improvements.

Bills and Notices:

    27. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Water Charges:

    28. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which Tenant constitutes Owner to be the sole judge) Owner may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Owner for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant's occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered. Tenant covenants and agrees to pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the demised premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system. The bill rendered by Owner shall be payable by Tenant as additional rent. If the building or the demised premises or any part thereof be supplied with water through a meter through which water is

also supplied to other premises Tenant shall pay to Owner as additional rent, on the first day of each month,      % ($      ) of the total meter charges, as Tenant's portion. Independently of and in addition to any of the remedies reserved to Owner hereinabove or elsewhere in this lease, Owner may sue for and collect any monies to be paid by Tenant or paid by Owner for any of the reasons or purposes hereinabove set forth.

Sprinklers:

    29. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the Insurance Services Office or any bureau, department or official of the federal, state or city government require or recommend the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, changes, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant's expense, prompty make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Owner as additional rent the sum of $      , on the first day of each month during the term of this lease, as Tenant's portion of the contract price for sprinkler supervisory service.

Elevators, Heat, Cleaning:

    30. As long as Tenant is not in default under any of the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall, if and insofar as existing facilities permit furnish heat to the demised premises, when and as required by law, on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. Tenant shall at Tenant's expense, keep demised premises clean and in order, to the satisfaction to Owner, and if demised premises are situated on the street floor, Tenant shall, at Tenant's own expense, make all repairs and replacements to the sidewalks and curbs adjacent thereto, and keep said sidewalks and curbs free from snow, ice, dirt and rubbish. Tenant shall pay to Owner the cost of removal of any of Tenant's refuse and rubbish from the building. Bills for the same shall be rendered by Owner to Tenant at such times as Owner may elect and shall be due and payable when rendered, and the amount of such bills shall be deemed to be, and be paid as, additional rent. Tenant shall, however, have the option of independently contracting for the removal of such rubbish and refuse in the event that Tenant does not wish to have same done by employees of Owner. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building.

Security:

    31. Tenant has deposited with Owner the sum of $96,666.66 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect to any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security, and Tenant agrees to look to the new Owner solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Captions:

    32. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions:

    33. The term "Owner" as used in this lease means only the Owner, or the mortgagee in possession, for the time being of the land and building (or the Owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties of their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays, Sundays and all days designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring

    34. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

    35. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit to question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass:

    36. Owner shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Owner may insure, and keep insured, at Tenant's expense, all plate and other glass in the demised premises for and in the name of Owner. Bills for the premiums therefor shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by, Tenant who rendered, and the amount thereof shall be deemed to be, and be paid as, additional rent.

Pornographic Uses Prohibited:

    37. Tenant agrees that the value of the demised premises and the reputation of the Owner will be seriously injured if the premises are used for any obscene or pornographic purposes or any sort of commercial sex establishment. Tenant agrees that Tenant will not bring or permit any obscene or pornographic material on the premises, and shall not permit or conduct any obscene, nude, or semi-nude live performances on the premises, nor permit use of the premises for nude modeling, rap sessions, or as a so called rubber goods shops, or as a sex club of any sort, or as a "massage parlor." Tenant agrees further that Tenant will not permit any of these uses by any sublessee or assignee of the premises. This Article shall directly bind any successors in interest to the Tenant. Tenant agrees that if at any time Tenant violates any of the provisions of this Article, such violation shall be deemed a breach of a substantial obligation of the terms of this lease and objectionable conduct. Pornographic material is defined for purposes of this Article as any written or pictorial manner with prurient appeal or any objects of instrument that are primarily concerned with lewd or prurient sexual activity. Obscene material is defined here as it is in Penal law §235.00.

Estoppel Certificate:

    38. Tenant, at any time, and from time to time, upon at least 10 days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates which the rent and additional rent have been paid, and stating whether or not there exists any defaults by Owner under this lease, and, if so, specifying each such default.

Successor and Assigns:

    39. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

    SEE RIDER ANNEXED HERETO AND MADE A PART HEREOF[AT FINAL]

    In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:	29 WEST THIRTY LLC
	BY:	/s/ [ILLEGIBLE] [ILLEGIBLE]
Witness for Tenant:	NARA BANK, N.A.
[ILLEGIBLE]	BY:	/s/ NANI THANAWALA Nani Thanawala Vice President & Controller

ACKNOWLEDGEMENTS

CORPORATE OWNER
STATE OF NEW YORK,    ss.:
County of

    On this      day of            , 19  , before me personally came                     to me known, who being by me duly sworn, did depose and say that he resides in                    that he is the                     of                    the corporation described in and which executed the foregoing instrument, as OWNER; that he knows the seal of said corporation; the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

CORPORATE TENANT
STATE OF NEW YORK,    ss.:
County of

    On this      day of            , 19  , before me personally came                     to me known, who being by me duly sworn, did depose and say that he resides in                    that he is the                     of                    the corporation described in and which executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

INDIVIDUAL OWNER
STATE OF NEW YORK,    ss.:
County of

    On this      day of            , 19  , before me personally came                     to be known and known to me to be the individual                     described in and who, as

OWNER, executed the foregoing instrument and acknowledged to me that                    he executed the same.

INDIVIDUAL TENANT
STATE OF NEW YORK,    ss.:
County of

    On this      day of            , 19  , before me personally came                     to be known and known to me to be the individual                     described in and who, as TENANT, executed the foregoing instrument and acknowledged to me that                     he executed the same.

GUARANTY

    The undersigned Guarantor guarantees to Owner, Owner's successors and assigns, the full performance and observance of all the agreements to be performed and observed by Tenant in the attached Lease, including the "Rules and Regulations" as therein provided, without requiring any notice to Guarantor of nonpayment, or nonperformance, or proof, or notice of demand, to hold the undersigned responsible under this guaranty, all of which the undersigned hereby expressly waives and expressly agrees that the legality of this agreement and the agreements of the Guarantor under this agreement shall not be ended, or changed by reason of the claims to Owner against Tenant of any of the rights or remedies given to the Owner as agreed in the attached Lease. The Guarantor further agrees that this guaranty shall remain and continue in full force and effect as to any renewal, change or extension of the Lease. As a further inducement to Owner to make the Lease Owner and Guarantor agree that in any action or proceeding brought by either Owner or the Guarantor against the other on any matters concerning the Lease or of this guaranty that Owner and the undersigned shall and do waive trial by jury.

Dated:	19

Guarantor
Witness
Guarantor's Residence
Business Address
Firm Name
State of New York	)	ss.:
County of	)

    On this      day of            , 19    , before me personally came                     to me known and known to me to be the individual described in, and who executed the foregoing Guaranty and acknowledged to me that he executed the same.

Notary

IMPORTANT—PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND
MADE A PART OF THIS LEASE
IN ACCORDANCE WITH ARTICLE 35.

    1.  The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress to and egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any tenant or by jobbers, or others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and safeguards.

    2.  If the premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalks and curb in front of said premises clean and free from ice, snow, etc.

    3.  The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed.

    4.  Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations or interfere in any way with other Tenants or those having business therein.

    5.  No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Signs on interior doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

    6.  No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

    7.  Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations or the lease of which these Rules and Regulations are a part.

    8.  Owner reserves the right to exclude from the building between the hours of 6 P.M. and 8 A.M. and at all hours on Sundays, and holidays all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such person.

    9.  Owner shall have the right to prohibit any advertising by any Tenant which, in Owner's opinion, tends to impair the reputation of Owner or its desirability as a building for stores or offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

    10. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, or explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

    11. Tenant shall not place a load on any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant at Tenant's expense in setting sufficient in Owner's judgement to absorb and prevent vibration, noise and annoyance.

    12. Refuse and Trash—Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Owner or Tenant by reason of Tenant's failure to comply with the provisions of this Building Rule 12, and, at Tenant's sole cost and expense, shall indemnify, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such non-compliance, utilizing counsel reasonably satisfactory to Owner.

Address

Premises

                                                 TO

STANDARD FORM OF

STORE
LEASE

The Real Estate Board of New York, Inc.
© Copyright 1994. All rights Reserved.
Reproduction in whole or in part prohibited.

Dated                                        19

Rent Per Year

Rent Per Month

Term
From
To

Drawn by
Checked by
Entered by
Approved by

RIDER TO LEASE BY AND BETWEEN 29 WEST THIRTY, LLC
AS LANDLORD, AND NARA BANK, N.A.
AS TENANT

DATED:  OCTOBER 12 2000

  The provisions contained in this rider are intended to supplement the provisions contained in this lease, and not to supersede or vitiate any of the provisions contained in this lease. All of the printed provisions of this lease continue in full force and effect, except to the extent that they may be inconsistent with the provisions contained in this rider, in which case, the rider provisions shall prevail.

    40. The tenant agrees that the rent hereunder provided to be paid shall become due and payable to the landlord without any demand therefor, and without any offset or defense of any kind whatsoever. If the tenant shall allege or claim any damages resulting from any breach, or alleged breach by the landlord, under the terms of the lease, or any claim of any kind whatsoever, arising in favor of the tenant against the landlord, the tenant agrees that such claim shall not be asserted, and may not be asserted against the landlord, either as a counter-claim, set-off or defense in any action or proceeding brought by the landlord against the tenant for the payment of rent, or recovery of possession of the demised premises. Such claim by the tenant against the landlord shall only be enforced, prosecuted or maintained by a separate action or proceeding instituted by the tenant against the landlord and shall not be consolidated with any action or proceeding brought by the landlord to recover rent or to recover possession of the demised premises.

    41. In addition to any of the remedies available to the landlord, as provided in Paragraph "18" herein, the landlord shall have the privilege of electing to terminate this lease, pursuant to the provisions of this lease by summary proceedings as a result of the default on the part of the tenant; the landlord shall have the option, which right shall be exercised in writing, to retain as liquidated damages any rent, security, deposit and monies received by the landlord from the tenant. In such event, and upon the exercise of such option by the landlord, the tenant shall be released and relieved of any obligations to pay damages, or the difference in rent between that stipulated hereunder and thereafter received by the landlord in reletting.

    42. The landlord in no way warrants the fitness of the demised premises as now constituted, or that the Certificate of Occupancy permits tenant's use, and makes no representations that the premises are presently in good repair or otherwise fit or zoned for the use and occupancy intended. The tenant takes the premises "as is" and at its own risk and will not hold the landlord liable for any defects whatsoever in the demised premises during the term of the within lease, but landlord shall remain responsible for repairs to the outside walls, roof of building and foundation, public areas of the property and building thereon. Tenant further represents that it is presently in occupancy of the demised premises and is familiar with its condition and that it is not relying upon any representations of the landlord or its agents with reference to the fitness of the premises for use as a Bank and offices and further represents that tenant will make its own independent investigation as to the fitness of the premises.

    43. The tenant represents, covenants and agrees with landlord that no real estate broker or finder introduced the tenant to the landlord, or to the demised premises, and insofar as the conduct of the tenant is concerned, no broker is entitled to any commissions in connection with this lease and tenant agrees to indemnify and hold landlord harmless from any brokerage claims other than brokerage made to Landlord's recognized broker.

    44. The security deposited under this lease, if any, shall not be mortgaged, assigned or encumbered by the tenant without the written consent of the landlord, except in connection with permitted assignments of the lease.

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    45. If the demised premises be, or become infested with vermin, flies or other insects, the tenant shall, at the tenant's expense cause the same to be exterminated, from time to time, to the reasonable satisfaction of the landlord. Tenant agrees to subscribe to an exterminating service that will spray and otherwise service the tenant's premises on a regular basis, so as to prevent vermin, roach or insect infestation. Tenant shall be required to install, service and maintain appropriate fire protection and alarm and surveillance equipment for the premises if required.

    46. Landlord shall be under no obligation to furnish or pay for electricity, gas, power, telephone, light, garbage removal or provide any other service or services whatsoever, it being the intention of the parties that landlord is not to provide, furnish or pay any service or services of any nature whatsoever to Tenant or to the demised premises during the term of this lease. Tenant shall provide for and maintain within the demised premises its own janitor service, rubbish removal, light, power, telephone, gas, electricity, extermination, etc., and pay for same. Any provision in this agreement inconsistent with the foregoing shall be deemed modified and amended accordingly. Notwithstanding the above, Landlord shall provide heat at no additional cost and shall repair and maintain building wide electrical and plumbing systems but shall not be required to repair lighting or plumbing fixtures that service any tenant's premises or damages inflicted by reason of Tenant's negligence or negligence of its employees or invitees.

    47. Notwithstanding anything herein contained to the contrary, tenant at its own cost and expense, shall carry general liability insurance in the minimum limits of $2,000,000/ $4,000,000 and have landlord listed as an additional assured and will supply the landlord with a Certificate of such insurance within thirty (30) days from the date of possession of the premises. In the event that the tenant fails to provide such coverage, landlord may do so, pay the premium therefor, and tenant agrees to pay the said premium to the landlord within fifteen (15) days upon demand, and such premium shall be considered as additional rent.

    With reference to paragraph 36 of the within lease, the tenant agrees to procure plate glass insurance covering the glass in and about the demised premises, and to pay premiums therefor, and to deliver a copy of such insurance to the landlord, or in the alternative, tenant may be a self-insurer; however, if plate glass remains broken, cracked or defective for more than 48 hours then upon notice from landlord tenant shall no longer be permitted to be a self-insurer and Tenant shall promptly repair/replace said broken or cracked plate glass and failing to do so Landlord may do so at Tenant's cost and expense, with same being deemed additional rent and tenant shall obtain and maintain plate glass insurance. Upon the tenant's failure to obtain such insurance the landlord, upon five (5) days notice to tenant to cure lack of insurance, may procure the same and tenant agrees to pay to landlord the premiums for such insurance upon presentation of a bill therefor, as additional rental under the lease.

    48. Tenant agrees to comply with any and all laws, statutes, ordinances and regulations, Federal, State, County or Municipal, now or hereafter in force, applicable to the tenant's use and occupancy of the leased premises.

    49. It is understood and agreed that this lease is offered to the tenant for signature, subject to the landlord's acceptance and approval, and this lease is not binding until the landlord has affixed its signature thereto and all required considerations are received good and collected by landlord.

    50. Tenant covenants and agrees that during the term of this lease, tenant shall maintain at tenant's own cost and expense, adequate fire insurance with extended coverage, covering the trade fixtures, merchandise and personal property owned by the tenant, or owned by others but in the possession of the tenant in the demised premises. Tenant, on his own behalf, and on behalf of any bailor of personal property in the possession of the tenant, as bailee, in the demised premises, hereby releases the landlord to the extent of the tenant's and of its bailor's insurance coverage, from the liability for loss or damage caused by fire or any of the extended coverage casualties listed in the tenant's and/or its bailor's insurance policies against fire and/or extended coverages. In further

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consideration of the lease herein, fire and casualty insurance policies providing coverage of the premises for the benefit of the tenant shall contain waiver of subrogation clauses whereby the insurance companies shall not acquire by subrogation any rights on behalf of their assured as against the landlord, and in consideration of the lease herein the tenant hereby releases the landlord from any liability with regard to damage or destruction of the premises or its contents, where said loss is covered by insurance.

    51. Landlord shall at his own cost and expense keep the sidewalk in front of the demised premises clean, free of rubbish and snow, and in good order and repair.

    52. The base annual rental rate for the premises before the payment of any additional rentals as provided for in this lease, to be paid on the first day of each calendar month, shall be as listed as below and said base rent shall be increased by escalations of 5% per year as listed below. There shall be additional rentals required to be paid by the tenant as a labor and maintenance surcharge of 5% as well as the tenant's real estate tax contribution of 20% in excess of the 2000/2001 base year real estate taxes. No representation is made as to the amount of actual square footage leased to tenant.

Period	Per Month	Per Year	Yearly Surcharge for Labor & Maintenance
Lease Year 1	$48,333.33	$580,000.00	$29,000.00
Lease Year 2	$50,750.00	$609,000.00	$30,450.00
Lease Year 3	$53,287.50	$639,450.00	$31,972.50
Lease Year 4	$55,951.88	$671,422.50	$33,571.13
Lease Year 5	$58,749.47	$704,993.63	$35,249.68
Lease Year 6	$61,686.94	$740,243.31	$37,012.17
Lease Year 7	$64,771.29	$777,255.47	$38,862.77
Lease Year 8	$68,009.85	$816,118.25	$40,805.91
Lease Year 9	$71,410.35	$856,924.16	$42,846.21
Lease Year 10	$74,980.86	$899,770.37	$44,988.52
Lease Year 11	$78,729.91	$944,758.88	$47,237.94
Lease Year 12	$82,666.40	$991,996.83	$49,599.84
Lease Year 13	$86,799.72	$1,041,596.67	$52,079.83
Lease Year 14	$91,139.71	$1,093,676.50	$54,683.83
Lease Year 15	$95,696.69	$1,148,360.33	$57,418.02

    53. At the time of the execution of this lease, Tenant shall deposit with the landlord the two months security for a total of $96,666.66 Landlord shall deposit said security in an interest bearing account with interest less 1% administrative fee payable to tenant annually.

    54. In addition to the covenants on the part of the landlord to be performed, the landlord shall at all times keep its premises, and any adjoining yards or alleys, if any, free from all excessive rubbish, refuse, etc., and tenant shall conduct its business in the demised building in a neat and orderly manner.

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    55. As a supplement to the provisions of this lease contained in paragraph 11 hereof, and provided tenant is not in default of any of the provisions of this lease, the tenant may assign this lease or sublet the within premises, upon the tenant's strict compliance with the following conditions:

      (a) That said assignee or sublessee shall, in writing, assume and agree to keep, observe and perform all the agreements, conditions, covenants and terms of this lease on the part of the tenant to be kept, observed and performed, and shall be and become, jointly and severally liable with the tenant for the non-performance thereof;

      (b) That a duplicate original of such assignment or sublease and assumption, duly executed and acknowledged by the tenant and by such assignee, or sublessee, and in a form satisfactory to the landlord, shall be delivered to the landlord as soon as such assignment and assumption shall have been executed and delivered;

      (c) That the sublessee or assignee uses the premises solely for the purposes set forth in this lease.

      (d) This right to assign or sublease is granted to any holder of this lease only upon landlord's prior written consent, which said consent landlord shall not unreasonably withhold. Landlord shall be entitled to make inquiry into proposed assignee's or subtenant's experience and financial ability.

      (e) That the assignee or subtenant deposits with landlord an additional security deposit equal to one month's current rent.

    56. That in the event that an excavation shall be made for building or other purposes, upon land adjacent to the demised premises, or shall be contemplated to be made, the tenant shall afford to the person or persons, causing, or to cause, such excavation, a license to enter upon the demised premises for the doing of such work as said person or persons shall deem to be necessary to protect, or preserve the wall or walls, structure or structures upon the demised premises, from injury and to support the same by proper foundations, pinning and/or underpinning, However, Landlord shall not unreasonably interfere with the Tenant's business or security.

    57. The tenant shall permit the landlord to erect, use and maintain pipes and conduits in and through the demised premises, and to make such decorations, repairs, alteration and improvements or additions as landlord may deem necessary or desirable, and landlord shall be allowed to take material into and upon said premises that may be required therefor without the same constituting an eviction of tenant in whole or in part and the rent reserved shall in no way be abated while said decoration, repairs, alterations, improvements or additions are being made. The landlord shall take all precautions and care whenever making such repairs, alterations, and improvements, so that the business or security of the tenant shall not be unreasonably disturbed or interfered with.

    58. As a supplement to paragraph 6 of the printed portion of this lease and paragraph 47 of the rider tenant agrees to pay, as additional rent, any increment in insurance rates increases of said rates imposed upon the premises as a whole as a result of tenant's use and occupancy thereof.

    59. Notwithstanding anything in this lease contained to the contrary and as a supplement to paragraph 42 of the rider of this lease, tenant shall, at its own cost and expense, maintain and repair its own premises including but not limited to its plumbing, air conditioning, exhaust and ventilating systems, if any, and any and all electrical systems, which systems are presently in the premises or added to the premises by the tenant as a supplement to the existing systems. In the event the plumbing or electrical service or exhaust or ventilating systems for the premises is insufficient to service tenant's needs, tenant shall, at tenant's cost and expense, install or cause to be installed increased plumbing and/or exhaust, ventilating or electric service capacity for the premises. Notwithstanding the above, Landlord shall repair and maintain building wide plumbing and electrical systems unless said systems are damaged by tenant's negligence.

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    60. If at anytime during the lease term the tenant intends to remodel and alter the premises then:

      Said alterations and improvements made by the tenant shall comply with the zoning and/or Certificate of Occupancy requirements for the premises as a whole.

      Tenant agrees to submit plans for the renovation or alteration of the store premises to be consented to by the landlord, which said consent landlord agrees not to unreasonably withhold.

    The tenant covenants and agrees that, if necessary, it shall employ a licensed architect, at its own cost and expense to prepare plans for the demised premises and all other proposed improvements to be installed herein. The said architect shall prepare stamped certified plans and submit said certified plans to the Building Department of the City of New York for approval and filing and tenant shall pay all fees and charges in connection therewith. The Landlord will cooperate and execute any such documents as may reasonably be required for said purposes.

    The tenant further covenants and agrees that it shall obtain a permit for all renovations and improvements to the premises from the Landmarks Commission, if same is applicable with regard to the facade and from the Building Department of the City of New York or any other governmental department or agency having jurisdiction thereover, all at tenant's sole cost and expense.

    61. It is understood and agreed that the Tenant is not to conduct its business or offer for sale any of its services except in the interior of the demised premises.

    62. The tenant covenants and agrees to pay, annually, as additional rent hereunder, in installments as billed, an amount equal to 20% of the aggregate real estate taxes and assessments required to be paid by the landlord for the entire premises of which the demised premises forms a part in excess of the aggregate real estate taxes and assessments paid by the landlord for the entire premises for the fiscal year 2000/2001 which said year shall be deemed to be the base year throughout this lease term. In the event that in any year subsequent to the base year the real estate taxes for that year are reduced below the amount of real estate taxes required to be paid for the base year, then the tenant shall receive a credit towards its rental for that year of 20% of said amount that is less than the base year's real estate taxes.

    63. The tenant agrees to keep the demised premises in a clean and sanitary condition and at all times to promptly comply with all the rules and regulations of the Board of Health of the City of New York, or any other Governmental Department having jurisdiction thereof. Tenant further agrees that it will not permit the undue accumulation of refuse matter of any description in or about the demised premises, and at its own cost and expense, tenant agrees to arrange for the frequent removal of such refuse matter. The tenant hereby assumes the obligation to remove all refuse and garbage from the premises, at its own cost and expense and in such a manner that the garbage will not remain in the premises for any length of time that will create a health hazard. It is expressly understood and agreed that no garbage or refuse will be kept in any part of the building premises not herein leased to the tenant and that all garbage will remain in the tenant's demised premises until removed from the building.

    64. It is understood and agreed that the tenant is not to receive any window cleaning service or any other cleaning services in the demised premises from the landlord.

    65. The tenant agrees to maintain in the demised premises, at its own cost and expense, its own electric submeter and tenant agrees to pay landlord the charges for electricity upon rendition of bills therefore by Landlord on submeter reading.

    66. Intentionally Omitted.

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    67. In the event tenant fails to pay landlord the required rental for the month on or before the 10th day of that month, then in such event landlord, at its option, may assess a late charge of 2% for every dollar due and unpaid per month.

    68. Notwithstanding anything herein contained to the contrary, at the termination of the lease herein the ownership of the fixtures and equipment except for trade fixtures and equipment shall belong to the Landlord.

    Notwithstanding anything herein contained to the contrary, all plumbing, electric wiring, air conditioning ducts and wall paneling shall be deemed to be permanently installed in the premises and shall be deemed to belong to the landlord at the termination of the lease.

    69. Tenant may erect and maintain exterior signs against the building to the extent permitted by law, and to the extent that same are in character and keeping with the building of which the demised premises forms a part, all at tenant's cost and expense and tenant agrees to maintain said signs in working order and to pay any and all permit fees, if any, in connection therewith.

    Notwithstanding anything herein contained to the contrary, tenant covenants and agrees that all plans for any signs must be submitted to the landlord for landlord's prior approval which approval landlord shall not unreasonably withhold.

    70. Intentionally omitted.

    71. Intentionally Omitted.

    72. Intentionally omitted.

    73. All obligations of the tenant under this lease to pay a sum of money in addition to the stated rent, shall be deemed to be an additional rent and the landlord shall have the same rights and remedies for non-payment thereof as upon a default in the payment of the base rent. The above includes the 5% surcharge for labor and maintenance which tenant is obligated to pay.

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    74. All checks tendered to the landlord as and for the rent of the demised premises shall be deemed payments for the account of the tenant. If landlord receives from tenant any payment (partial payment) less than the sum of the fixed annual rent, additional rent and other charges then due and owing pursuant to the terms of this lease, landlord in its sole discretion may allocate such partial payment in whole or in part to any fixed annual rent, any additional rent and/or other charges or to any combination thereof. Acceptance by the landlord of rent from anyone other than the tenant shall not be deemed to operate as an attornment to the landlord by the payer of such rent or as a consent by the landlord to an assignment or subletting by the tenant of the demised premises to such payer, or as a modification of the provisions of this lease. Any partial payments marked paid in full or otherwise deposited by landlord shall not be deemed paid in full or forgive tenant of any outstanding or remaining balance owed. Only written amendments executed by landlord may reduce monies owed by tenant.

    75. The items now in the demised premises, if any, belonging to the landlord may be used by tenant during the term of this lease, but are to remain in the ownership of the landlord. Tenant covenants and agrees to keep in proper repair and maintenance all of the items in the premises, if any, belonging to the landlord.

    In this connection tenant may use any existing air conditioning and ventilation system in the premises, if any. Tenant agrees to accept said air conditioning and ventilation system in their present "as is" condition and to upgrade and repair same if necessary and to maintain said system or replace same with a system at least equal to it, during the lease term.

    76. The tenant hereby assumes liability for, and agrees to indemnify and hold harmless the landlord from and against any and all suits, actions demands, claims for damages and any and all liability, loss and expenses arising from injury and/or damage (including but not limited to, the property of the landlord) caused by the acts or omissions of the tenant, its agents, servants, employees, subcontractors, licensees, invitees, or occurring by reason of or in connection with the use or operation of the demised premises or any of the appurtenances, facilities, or equipment used in connection therewith by anyone including the public, the tenant, the tenant's agents, servants, employees, subcontractors, licensees or invitees while in, on or about the demised premises, or while acting in the course of or in the scope of their employment, it being the intent of the provisions of this article that the tenant shall assume all the risks of liability for and indemnify, defend, and hold harmless, the landlord against all claims against landlord for liabilities arising out of or in any manner, directly or indirectly, in connection with the conduct of tenant's business or the use of the premises by the tenant. The tenant agrees that the liability insurance of the tenant shall name landlord as co-insured.

    77. Tenant's obligation to pay any additional rent under this lease for the final lease year shall survive the expiration of the term of this lease.

    78. Sprinklers or additional sprinklers, if necessary, because of the Tenant's business operations or the manner tenant uses its premises are the sole responsibility of the tenant. However if sprinklers or additional sprinklers are required uniformly according to the code regardless of tenant's specific use of the premises, said responsibility for installing same are landlords responsibility.

    79. Intentionally Omitted.

    80. Intentionally Omitted.

    81. There is no charge to tenant for water consumed by tenant for ordinary lavatory purposes inasmuch as same is included in the 5% tenant surcharge payment.

    82. Intentionally Omitted.

    84. Intentionally Omitted.

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    85. Neither this lease nor any part hereof nor the interest of tenant hereunder or in any lease or the rentals thereunder, shall, by operation of law or otherwise, be assigned, sublet, mortgaged, pledged, encumbered or otherwise transferred by tenant's legal representatives or successors in interest and neither the leased premises, nor any part thereof, nor any property therein shall be encumbered in any manner by reason of any act or omission on the part of tenant or anyone claiming under or through tenant except as provided in paragraph 55. Any assignment, mortgage, pledge, encumbrance or transfer in contravention of this article shall be void. Notwithstanding the above, tenant may sell the bank branch operating at the demised premises and in connection therewith assign this lease to the purchaser provided the use of the premises is for a banking purpose and the provisions of Paragraph 55 are followed.

    If this lease be assigned, whether or not in violation of the terms of this lease, landlord may collect rent from the assignee. If the leased premises or any part thereof be sublet or be used or occupied by anybody other than tenant, whether or not in violation of this lease, landlord may, after default by tenant and expiration of tenant's time to cure such default, if any, collect rent from the under tenant or occupant. In either event, landlord may apply the amount collected to the fixed rent, additional rent or any other charge or sum due to landlord pursuant to this lease. Neither any assignment of this lease nor any subletting, occupancy or use of the leased premises or any part thereof by any person other than tenant, nor any collection of rent by landlord from any person other than tenant, nor any application of any such rent as provided in this article, nor any direct dealing by landlord with any under tenant, occupant or assignee, shall under any circumstances be deemed a waiver of any of the provisions of this article or relieve, impair, release or discharge tenant of its obligations fully to perform the terms of this lease on tenant's part to be performed and tenant shall remain fully and primarily liable therefor.

    A.  To the extent permitted by law, if this lease is assigned to any person or entity pursuant to the provisions of 11 U.S.C. Section 101 et seq., or any statute now or hereafter enacted of similar nature and purpose (collectively, the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to landlord, shall be and remain the exclusive property of landlord and shall not constitute property of tenant or the estate of tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting landlord's property under the preceding sentence not paid or delivered to landlord shall be promptly paid to trust for the benefit of landlord and shall be promptly paid to or turned over to landlord. For purposes of this section, any reference to tenant shall be deemed to include tenant's estate within the meaning of the Bankruptcy Code.

    B.  To the extent permitted by applicable law, any person or entity to which this lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this lease on and after the date of such assignment. Any such assignee shall execute and deliver to landlord upon demand an instrument confirming such assumption.

    C.  To the extent permitted by applicable law, if tenant proposes to assign this lease pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this lease on terms acceptable to tenant, then notice of such proposed assignment shall be given to landlord by tenant no later than twenty (20) days after receipt by tenant of such bona fide offer, but in any event no later than ten (10) days prior to the date that tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Such notice shall set forth

       (i) the name and address of such person

      (ii) all of the terms and conditions of such offer, and

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      (iii) adequate assurance of future performance by such person under this lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code.

    Landlord shall have the prior right and option, to be exercised by notice to tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which would otherwise be payable by tenant out of the consideration to be paid by such person in connection with the assignment of this lease.

    86. Each party agrees to use its best efforts to include in each of its respective insurance policies a waiver of the insurer's right of subrogation against the other party, or if such waiver should be unobtainable or unenforceable (a) an express agreement that such policy shall not be invalidated if the insured waives or has waived before the casualty the right of recovery against any party responsible for a casualty covered by the policy, or (b) any other form of permission for the release of the other party. If such waiver, agreement or permission shall not be, or shall cease to be obtainable without additional charge or at all, from either party's then current insurance company, then the insured party shall so notify the other party promptly after learning thereof. In such case, if the other party shall agree in writing to pay the insurer's additional charge therefor, such waiver, agreement or permission shall (if obtainable) be included in the policy. As long as both party's casualty insurance policies include the waiver of subrogation or agreement or permission to release liability referred to above, each party, to the extent that such insurance is in force and collectible, hereby waives (a) any obligation on the part of the building necessitated or occasioned by fire or other insured casualty, and (b) any right of recovery against the other party, any other permitted occupant of the leased premises, any of their employees, agent or contractors, for any loss occasioned by fire or other insured casualty.

    87. The tenant agrees to deliver to landlord within ten days of any demand therefor, a statement certifying that this lease is unmodified and in full force and effect, certifying the dates to which the fixed rent and any additional rent have been paid and status of any existing defaults.

    88. As a supplement to and in clarification of paragraph 62, the term "Real Estate Taxes" shall mean all the real estate taxes levied, assessed or imposed by Local Governments against or upon the building (29 West 30th Street, New York, New York) of which the demised premises forms a part and the land upon which it is erected. If due to a future change in the method of taxation, any franchise, income, profit or other tax, or other payment, shall be levied against landlord in whole or in part in substitution for or in lieu of any tax which would otherwise constitute a Real Estate Tax, such franchise, income, profit, or other tax or payment shall be deemed to be a Real Estate Tax for the purpose hereof. If landlord should incur expense in connection with landlord's endeavor to reduce or prevent increase in assessed valuation, tenant shall be obligated to pay as additional rent from any refund received or savings of future increases the amount computed by multiplying 20% times such expense of landlord and such amount shall be due and payable upon demand by landlord and collectible in the same manner as annual rent.

    89. In any action brought to enforce the obligations of landlord under this lease, any judgment or decree shall be enforceable against landlord only to the extent of landlord's interest in the building of which the demised premises form a part, and no such judgment shall be the basis of execution on, or be a lien on, assets of landlord or any assets of any party being a partner or stockholder in landlord other than the interest in said building.

    90. In the event Tenant shall make default in the payment of the rent reserved herein, or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required for a total of three (3) months, whether or not consecutive, in any twelve (12) month period, and landlord shall have served upon tenant ten (10) days after the due date of such rent or additional rent petitions and notices of petition to dispossess tenant by summary proceedings in each such instance, then, notwithstanding that such defaults may have been cured prior to the entry of a judgment

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against tenant, any further default in the payment of any money due landlord during this same twelve (12) month period shall be deemed to be deliberate and landlord may serve a written three (3) days' notice of cancellation of this lease upon tenant, and upon the expiration of said three (3) days, this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the term hereof, and tenant shall then quit and surrender the demised premises to landlord, but tenant shall remain liable as elsewhere provided in this lease.

    91. Tenant shall not suffer or permit the demised premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept therein, which would in any way (i) violate any of the provisions of any grant, lease or mortgage to which this lease is subordinate; (ii) violate any laws or requirements of public authorities; (iii) make void or voidable any fire or liability insurance policy then in force with respect to the building; (iv) make unobtainable from reputable insurance companies authorized to do business in New York State any fire insurance with extended coverage or liability elevator, boiler or other insurance required to be furnished by landlord under the terms of any lease or mortgage to which this lease is subordinate at standard rates; (v) cause or in landlord's reasonable opinion by likely to cause physical damage to the building or any part thereof, (vi) constitute a public or private nuisance; (vii) impair, in the sole opinion of landlord, the appearance, character or reputation of the building; (viii) discharge objectionable fumes, vapors or odors into the building air-conditioning system or into the building flues or vents not designed to receive them or otherwise in such manner as may unreasonably offend other occupants of the building or the carriage house behind the main building; (ix) impair or interfere with any of the building services or the proper servicing of the building or the demised premises or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the building by; (ix) impair of occasion discomfort, annoyance or inconvenience to, landlord or any of the other tenants or occupants of the building, any such impairment or interference to be in the sole judgment of landlord; or (x) if tenant utilizes courtyard or outside a/c equipment, tenant's utilization of the courtyard area air conditioning equipment and/or vents may not create noise disturbing to the courtyard neighbors nor produce annoying or objectionable fumes nor gases and all equipment must be installed and operated in accordance with applicable law and code. (xi) use labor or contractors that by tenants use thereof will cause a labor disturbance or strike, or picketing of the demised premises.

    92. Intentionally Omitted.

    93. The tenant will, at tenant's own cost and expense, install and maintain such equipment and devices that may be required by any governmental authority having jurisdiction for the elimination of offensive noises, odors, or discharge of air, gas or waste materials in the operation of the business conducted in the demised premises. The tenant expressly covenants and agrees that it will conduct its business in the demised premises in full compliance with all requirements of law applicable thereto and in such a manner that it shall not make any, or permit to be made on or from the demised premises, loud or objectional noises which may disturb, interfere with, or annoy the landlord or other occupants of the building or others.

    94. The tenant and its successors and assigns hereby subject themselves to the jurisdiction of any state or federal court located within such county.

    95. Legal Requirements shall mean laws, statutes and ordinances (including building codes and zoning regulations and ordinances) and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any other governmental, public or quasi-public authority, whether now or hereafter in force, and all requirements, obligations and conditions of all instruments of record which may be applicable to the Building or the leased premises or any part thereof or the sidewalks, curbs or areas adjacent thereto.

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    96. If any of the provisions of the lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

    97. Tenant shall also carry water damage and sprinkler damage insurance, sufficient to insure tenant against loss because of water and sprinkler damage to inventories, fixtures, equipment and/or other property, in no event in an amount less than 100% of the insurance value thereof. Tenant agrees that it shall proceed solely against its own insurance company for any water or sprinkler damage and tenant agrees not to sue, make claim or bring action against landlord, or its successors and assigns, for any such damage.

    98. Intentionally omitted.

    99. Intentionally Omitted.

    100. At the option of the landlord, and in the event that the 3rd floor of the premises presently leased to IMS Business system Corp., becomes available for occupancy by the tenant herein and said availability occurs prior to December 31, 2001, the tenant agrees to lease said space at an annual rental of $180,000.00 per year ($15,000.00 per month) with escalations of 5% per lease year plus a 5% surcharge. The tenant's real estate tax contribution shall be 8.5% of the annual real estate taxes paid by the Landlord that is in excess of the real estate taxes paid by the landlord for the fiscal year at the lease inception. The lease term shall be for a period ending October 31, 2015 and the lease shall contain substantially similar provisions as the ones contained herein.

    101. Landlord agrees that except for emergency situations, Landlord's access to tenant's premises shall be limited to such times that it has given tenant prior notice of its access request and has received the consent of the tenant for said access, which said consent shall not be unreasonably withheld or delayed. Access by the Landlord shall not unreasonably interfere with the tenant's business or security.

29 WEST THIRTY, LLC
By:	/s/ [ILLEGIBLE] Member
NARA BANK N.A.
BY:	/s/ NANI THANAWALA Nani Thanawala Vice President & Controller

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Exhibit 10.5
LEASE MODIFICATION AGREEMENT
W I T N E S S E T H:
IT IS AGREED AS FOLLOWS:
STANDARD FORM OF STORE LEASE The Real Estate Board of New York, Inc.
ACKNOWLEDGEMENTS
GUARANTY
IMPORTANT—PLEASE READ
RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 35.
STANDARD FORM OF
STORE LEASE
The Real Estate Board of New York, Inc. © Copyright 1994. All rights Reserved. Reproduction in whole or in part prohibited.